CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated January 19, 1996, accompanying the consolidated financial statements included in the Annual Report of Chaparral Resources, Inc. and subsidiary (the Company) on Form 10-K for the year ended December 31, 1997. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 of the aforementioned report.


                                             /s/  Grant Thornton LLP
                                             -----------------------------------
                                             GRANT THORNTON LLP



Denver, Colorado
April 1, 1998